Exhibit 99.77O

N-SAR FILING
THRIVENT FINANCIAL SECURITIES LENDING TRUST

Transactions Effected Pursuant to Rule 10f-3
For the six months period ending April 30, 2011

Fund	Trade Date	CUSIP	Issuer	144A	Price	Par/ Amount	Issuer Size	Percent	Broker	Participating Underwriters	Selling Concession
NONE